UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2026

BIOMX INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38762	82-3364020
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

850 New Burton Road, Suite 201, Dover, DE 19904

(Address of principal executive offices)

972 52 437 4900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	PHGE	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K (this “Report”) contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995, including statements with respect to: the Company’s new business strategy and planned expansion into defense, security, and critical infrastructure markets; the expected benefits of the DFSL and Zorronet acquisitions; the expected integration of acquired businesses; the intention to seek stockholder approval; the expected provision of credit lines; the Company’s ability to raise additional capital; the Company’s compliance plan for NYSE American listing requirements; the future business prospects of DFSL and Zorronet; and anticipated revenue projections. Forward-looking statements can be identified by words such as: “continue,” “intend,” “target,” “believe,” “expect,” “will,” “may,” “might,” “anticipate,” “estimate,” “would,” “positioned,” “future,” “could,” “should,” “plan,” “potential,” “predict,” “project,” and other similar expressions. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the Company’s management’s current beliefs, expectations and assumptions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of the Company’s control. Actual results and outcomes may differ materially from those indicated in the forward-looking statements, as a result of various important factors, including the risks described in this Report. Forward-looking statements are made as of the date of this Report, and except as provided by law, the Company expressly disclaims any obligation or undertaking to update forward-looking statements, whether as a result of new information, future events or otherwise.

INTRODUCTORY NOTE

This Report is being filed by BiomX Inc., a Delaware corporation (“BiomX,” the “Company,” “we,” “us” or “our”), to provide updated disclosure regarding the Company’s business, operations, management, and strategic direction following a series of significant corporate events and transactions that have transformed the Company’s business and prospects since the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Securities and Exchange Commission (“SEC”) on February 19, 2026 (the “Annual Report”), and the Company’s other filings with the SEC. In connection with the material change in the Company’s business described in this Current Report on Form 8-K, investors are cautioned that the description of the Company’s business in the Annual Report as it relates to the Company’s business prior to the significant corporate events and transactions and are being superseded by the description of the Company’s current business contained in this Report and are urged to review the updated business description herein before making any investment decision.

The disclosure contained in this Report reflects the following developments, among others: (i) the discontinuation of the Company’s legacy phage therapy programs and the commencement of insolvency proceedings by the Company’s former Israeli operating subsidiary, BiomX Ltd.; (ii) a complete transition of the Company’s management team and Board of Directors; (iii) the Company’s strategic pivot into the defense, security, and critical infrastructure markets; (iv) the acquisition of a controlling interest in DR. Frucht Systems Ltd. (“DFSL”), an Israeli LADAR (Laser Detection and Ranging)-based detection systems company; (v) the acquisition of Zorro Net Ltd. (“Zorronet”), an Israeli AI-powered security and command-and-control platform company; and (vi) the establishment of X Security & Defense LTD., a wholly-owned Israeli subsidiary focused on security, defense, and first-response technologies.

Item 8.01 Other Events.

DESCRIPTION OF BUSINESS

As used in this Report, all references to the “Company,” “we,” “our” and “us” refer to BiomX Inc. and its subsidiaries, unless otherwise indicated or the context otherwise requires.

Overview

BiomX Inc. is a Delaware corporation that was originally incorporated as a blank check company in 2017 under the name Chardan Healthcare Acquisition Corp. Following a business combination completed in October 2019, the Company operated as a clinical-stage biopharmaceutical company developing phage-based therapies targeting bacterial pathogens implicated in chronic diseases.

In December 2025, the Company discontinued the development of BX004, its lead phage product candidate for the treatment of chronic pulmonary infections in cystic fibrosis patients caused by Pseudomonas aeruginosa, and on December 16, 2025, the Company’s former Israeli operating subsidiary, BiomX Ltd., filed for insolvency proceedings in Israel. On January 25, 2026, the District Court of Tel-Aviv, Israel, appointed a trustee to BiomX Ltd. to handle the administration of the insolvency proceedings. As a result of these proceedings, the Company no longer controls BiomX Ltd. and does not deem it as part of its assets.

Adaptive Phage Therapeutics, LLC (“APT”), the Company’s wholly-owned subsidiary acquired in March 2024, is being wound down, with the Company retaining limited non-dilutive grant relationships associated with APT’s legacy BX011 program. The APT lease for premises in Gaithersburg, Maryland was terminated effective December 31, 2025, pursuant to a Seventh Amendment to Lease Agreement, under which APT made a one-time settlement payment of $800,000 to the landlord.

Since December 2025, the Company has ceased all clinical trials and is no longer developing any product candidates.

In the first quarter of 2026, the Company underwent a complete transition of its management team and Board of Directors, appointed Michael Oster as Chief Executive Officer and David Rokach as Chief Financial Officer, and adopted a new strategy focused on building a diversified portfolio of advanced defense, security, and critical infrastructure technologies. The Company is executing this strategy through a series of acquisitions and the establishment of new operating subsidiaries, as described in this Report.

The Company currently operates as a holding company through three principal subsidiaries: (i) DR. Frucht Systems Ltd. (“DFSL”), a majority-owned (60%) Israeli LADAR-based detection systems company; (ii) Zorro Net Ltd. (“Zorronet”), a wholly-owned Israeli AI-powered security platform company; and (iii) X Security & Defense LTD. (“X Security”), a wholly-owned Israeli subsidiary focused on security, defense, and first-response technologies. The Company has also formed an Advisory Board, with the appointment of Dr. Ehud (Udi) Levi, former Deputy Head of the Mossad, to advise on strategic opportunities in security, defense, and counter-UAS technologies.

Our Industry

The Company operates at the intersection of several rapidly growing sectors within the global defense, security, and critical infrastructure markets. The Company’s technology portfolio addresses the following key market segments:

Counter-Unmanned Aerial Systems (Counter-UAS). The proliferation of commercial and military drones has created an urgent demand for detection, tracking, and response systems capable of identifying and neutralizing unauthorized unmanned aerial vehicles. The global counter-UAS market has experienced rapid growth driven by increasing drone-based security threats to military installations, critical infrastructure, airports, and public venues worldwide. Governments and defense agencies across the globe have increased procurement of counter-drone solutions in response to asymmetric threats encountered in modern conflicts.

AI-Powered Command-and-Control and Video Analytics. Defense and security organizations increasingly require autonomous, AI-driven platforms capable of real-time threat detection, object recognition, anomaly identification, and automated response across networked sensor arrays and camera systems. The global command-and-control systems market and the video surveillance analytics market are expected to grow substantially through the end of the decade, driven by real-time situational awareness requirements in defense environments, smart city initiatives, and critical infrastructure protection mandates.

Perimeter Security and Border Defense. Physical and electronic perimeter security remains a priority for military installations, national borders, energy facilities, and high-value commercial assets worldwide. The trend toward “virtual fencing”—automated surveillance systems that provide continuous detection without physical barrier infrastructure—has accelerated as governments seek cost-effective alternatives to traditional perimeter solutions.

First-Response Technologies. The demand for advanced first-response technologies, including aerial firefighting systems and autonomous emergency response capabilities, has grown in response to the increasing frequency and severity of natural disasters, including large-scale wildfires, and the operational challenges these events pose for traditional firefighting and emergency response infrastructure.

Our Products and Technologies

Through its operating subsidiaries, the Company develops, deploys, and commercializes advanced detection, surveillance, autonomous response, and command-and-control technologies. The Company’s principal product platforms are described below.

DFSL — LADAR-Based Detection Systems

DFSL develops proprietary LADAR (Laser Radar)–based detection systems for security, defense, and critical infrastructure applications. DFSL was founded in 1995 by Dr. Yaacov Frucht, who had previously served as a senior research leader at Rafael Advanced Defense Systems Ltd., and has since independently developed its proprietary laser radar technology over more than three decades for civilian, homeland security, and defense applications. DFSL’s technology combines laser-based sensing with proprietary AI algorithms to detect and respond to both UAV and ground-based intruders, enabling high-precision detection and classification with reduced false positives compared to conventional LiDAR systems. DFSL has reported detection accuracy rates of up to approximately 99%. DFSL has previously received grants from the Israel Innovation Authority (“IIA”) for the development of its anti-drone technology.

DFSL’s platform is deployed across four primary application areas:

●	Counter-UAS (Drone Detection and Response) — detection of UAVs at extended ranges with near-zero false alarm rates, supporting military, homeland security, and critical infrastructure protection requirements.

●	Perimeter and Border Security (“Virtual Fencing”) — continuous, automated surveillance along borders, sensitive installations, and high-value assets, providing 360-degree intruder detection without physical barrier infrastructure.

●	Wide-Area 360-Degree Surveillance — broad-coverage detection for military bases, energy facilities, transportation hubs, and other high-priority sites requiring persistent monitoring.

●	Rail and Metro Safety Systems — track intrusion detection for rail and metro operators, enhancing public safety and reducing operational disruptions caused by unauthorized track access.

Zorronet — AI-Powered Security and Command-and-Control Platform

Zorronet develops and deploys artificial intelligence (AI) systems for perimeter security, defense, monitoring, and command-and-control applications. The company’s smart, dynamic software platform operates as an external software layer (“middleware”) that connects to deployed cameras, sensors, analytics systems, and robotic assets (such as drones), as well as to existing infrastructure. The platform performs real-time autonomous threat detection, object recognition, perimeter intrusion identification, and automated event-triggered response, with native integration into unmanned aerial systems (UAS/drones), alarm networks, and command-and-control (C2) systems.

Zorronet’s platform enables remote connection to endpoint devices and existing systems, performs continuous monitoring of data streams, and identifies anomalies using advanced processing algorithms that simulate human capabilities of detection, analysis, and prediction. The system performs real-time event analysis using Big Data principles and predictive analytics, operating autonomously to identify abnormal scenarios, generate targeted reports, route information, activate relevant response measures, and recommend courses of action—all efficiently, accurately, and without the need for continuous human intervention.

X Security & Defense — Security, Defense, and First-Response Technologies

X Security & Defense LTD. is a wholly-owned Israeli subsidiary focused on security, defense, and first-response technologies. The Company has committed to finance X Security & Defense’s 2026 operations with over $3 million from internal funds. For its initial transaction, the Company has signed a non-binding letter of intent with an unrelated third party to secure exclusive distribution rights in Israel for an advanced aerial firefighting system from a drone components and payload developer.

Sales, Marketing, and Distribution

The Company’s products and technologies are marketed and sold through a combination of direct sales to government and military customers, co-development arrangements with prime defense contractors, distribution agreements with strategic partners, and project-based engagements.

The Company generates revenues through a combination of (i) project-based engagements and product sales, including the sale and deployment of DFSL’s LADAR detection systems and Zorronet’s discrete project deliveries to defense prime contractors and end users; (ii) recurring software-as-a-service revenues from Zorronet’s deployed AI software platform, scaling with active customer deployments; (iii) co-development engagements with Israeli defense prime contractors, including Elbit Systems Ltd. and Rafael Advanced Defense Systems Ltd.; and (iv) cost-reimbursement government research and development contracts at APT, including the legacy contract with the Medical Technology Enterprise Consortium with respect to the BX011 program. X Security & Defense LTD. has not yet commenced commercial operations.

DFSL’s LADAR systems have been deployed in both pilot and operational environments, including transportation infrastructure and defense-related settings. The Company intends to leverage DFSL’s existing relationships and operational track record to expand deployments across counter-UAS, perimeter security, and rail safety applications.

Zorronet currently operates through direct engagement with defense prime contractors, military agencies, and security service providers. In December 2025, Zorronet signed a distribution agreement with KeepZone AI Inc. in the United States for the installation of crowd analytics systems at stadiums in Israel and Mexico in preparation for the 2026 World Cup. Zorronet also entered into an exclusive distribution agreement with MyTrade FZ LLC for marketing and sales of its products in the United Arab Emirates.

X Security & Defense is pursuing exclusive distribution rights in Israel for advanced aerial firefighting systems and intends to establish additional distribution channels for security and first-response products.

Seasonality. Given the Company’s recent strategic transformation and limited operating history in the defense, security, and critical infrastructure sectors, the Company has not, to date, identified material seasonal patterns in the revenues of its operating subsidiaries. Defense procurement cycles tied to Israeli and U.S. government fiscal years, the timing of contract awards, and the timing of customer acceptance and revenue recognition with respect to project-based engagements may concentrate revenue in particular fiscal quarters in future periods.

Customers

The Company’s customer base includes military and defense agencies, defense prime contractors, homeland security authorities, transportation operators, municipalities, energy companies, educational institutions, and commercial security providers. Key customer relationships include:

●	Zorronet has active projects with Elbit Systems Ltd. (TASE/Nasdaq: ESLT), including a NIS 500,000 pilot for AI-based camera analytics at an IDF base (received January 2026, expanded by an additional NIS 115,000 in February 2026), as well as approximately three classified projects with Rafael Advanced Defense Systems in the areas of border defense and command center upgrades.

●	Zorronet’s platform is currently installed and operational at three IDF base control rooms, a dedicated control room at Kibbutz Metzer, and a robotic monitoring center managing approximately 3,200 devices simultaneously across kibbutzim, moshavim, and industrial facilities.

●	Zorronet operates an autonomous monitoring center at Adirim Security Center serving construction sites, industrial facilities, and quarries.

●	DFSL’s LADAR systems have been deployed across transportation networks, critical infrastructure, and security-sensitive environments.

A significant portion of the Company’s expected near-term revenues is dependent on a limited number of key customer relationships, particularly Zorronet’s engagements with Elbit Systems and Rafael Advanced Defense Systems. See “Risk Factors.”

Based on the Company’s current customer engagements and pipeline, the Company expects that, for the fiscal year ending December 31, 2026, approximately five customers may individually account for 10% or more of the Company’s consolidated revenues, although the specific composition of any 10% or greater customer concentration will depend on the timing of contract awards, deliveries, and revenue recognition during the year. The Company intends to address customer concentration in its periodic filings as actual fiscal year 2026 revenues are recognized.

Manufacturing and Suppliers

DFSL’s LADAR-based detection systems are designed and developed in Israel. The systems incorporate proprietary laser-based sensing components and AI-driven software algorithms developed internally by DFSL. Manufacturing, assembly, and testing are principally performed at DFSL’s facilities in Israel, with certain components and sub-assemblies sourced from qualified third-party suppliers and contract manufacturers under DFSL’s supervision. Certain components used in DFSL’s systems may be sourced from third-party suppliers, and any disruption in the supply of such components could affect DFSL’s ability to deliver its systems on schedule.

Zorronet’s products are software-based and do not require traditional manufacturing. The Zorronet platform is developed and maintained by its in-house software development and AI engineering team based in Netanya, Israel. The platform is designed to integrate with commercially available hardware, including cameras, sensors, and robotic assets, which are procured from third-party suppliers as required for specific deployments.

Intellectual Property

The Company’s intellectual property consists of a combination of proprietary technologies, trade secrets, know-how, and software. The Company relies on trade secret protections, confidentiality agreements, and contractual restrictions to protect its intellectual property rights.

DFSL’s core intellectual property resides in its proprietary LADAR technology, including laser-based sensing systems and proprietary AI algorithms for detection, tracking, and classification of aerial and ground threats. DFSL’s technology was developed independently by DFSL since its founding in 1995 by Dr. Yaacov Frucht, who had previously served as a senior research leader at Rafael Advanced Defense Systems Ltd. The Company, based on its diligence and inquiries made of DFSL, is not aware of any continuing license, assignment, or contractual arrangement between DFSL and Rafael Advanced Defense Systems Ltd. with respect to the intellectual property underlying DFSL’s LADAR detection technology, and DFSL owns its intellectual property exclusively, subject to (a) restrictions and conditions imposed under the IIA Law in respect of know-how developed with IIA grant funding, as further described below, and (b) any restrictions imposed by Israeli defense export control laws. DFSL has previously received grants from the IIA for the development of its anti-drone technology, and certain of DFSL’s intellectual property may be subject to restrictions under the Encouragement of Research, Development and Technological Innovation in Industry Law, 5744-1984 (the “IIA Law”).

Zorronet’s primary intellectual property consists of its proprietary AI software platform, including algorithms for pattern-of-life analysis, anomaly detection, dynamic scenario generation, and autonomous operational response. Zorronet does not currently hold any registered patents and relies primarily on trade secret protections for its software and algorithms.

Competition

The defense, security, and critical infrastructure markets are highly competitive and characterized by rapid technological advancement, evolving customer requirements, and significant capital requirements. The Company competes with a broad range of established defense contractors, technology companies, and specialized security firms, many of which have substantially greater financial, technical, manufacturing, marketing, and human resources than the Company.

In the counter-UAS and LADAR detection space, DFSL competes with companies offering alternative detection technologies, including radar-based, radio frequency-based, electro-optical, and acoustic detection systems. Competitors include large defense contractors such as Rafael Advanced Defense Systems, Elbit Systems, L3Harris Technologies, Northrop Grumman, and RTX Corporation, as well as specialized counter-drone companies. DFSL’s competitive advantages include its proprietary LADAR technology, which the Company believes provides superior detection accuracy and lower false alarm rates compared to certain conventional detection methods, and its more than three decades of operational experience developing laser radar detection systems.

In the AI-powered command-and-control and surveillance software space, Zorronet competes with established defense technology companies and emerging AI-focused security firms offering similar autonomous monitoring, video analytics, and C2 integration capabilities. Zorronet’s competitive advantages include its middleware architecture, which enables integration with diverse existing sensor and camera infrastructure, its operational deployments with major Israeli defense prime contractors, and its real-time autonomous threat detection and response capabilities.

Government Regulation

The Company’s operating subsidiaries are subject to extensive government regulation in Israel and in other jurisdictions in which they operate or sell their products.

Israeli Defense Export Controls. DFSL and Zorronet are subject to Israeli defense export control laws and regulations administered by the Israeli Ministry of Defense (“MOD”) such as the Defense Export Control Law, 5767-2007 (the “DECL”) and the Defense Export Control Order. These regulations govern the export of defense-related technologies, products, and services from Israel and may restrict the Company’s ability to sell or transfer certain technologies to international customers without obtaining the required export licenses and approvals. Requirements include the obtaining of separate marketing licenses and export licenses from the Defense Export Control Agency of the Israeli Ministry of Defense (the “DECA”) prior to engaging in marketing activities or exports of controlled defense-related items, the registration of dealers and exporters of defense-related items, ongoing reporting and recordkeeping obligations, and end-user and end-use certifications. A portion of Zorronet’s activities involve classified defense projects that are subject to additional MOD security requirements and oversight such as those administered by the Israeli Ministry of Defense and the Israel Security Agency.

Israel Innovation Authority. DFSL has received grants from the IIA for the development of its anti-drone technology. The transactions contemplated by the DFSL SPA require the approval of the IIA under the IIA Law for the change of control of DFSL. Technologies developed with IIA funding are generally subject to restrictions on transfer outside of Israel, and the IIA may impose conditions on the Company’s ability to operate or transfer DFSL’s technology.

The IIA Law, and the regulations and guidelines promulgated thereunder, impose a number of additional obligations and restrictions on Israeli companies that have received IIA grant funding, including: (i) royalty obligations payable to the IIA on revenues derived from products or services developed or based, in whole or in part, on IIA-funded know-how, generally at rates ranging from approximately 3% to 5% of revenues, until the IIA grants received (linked to the U.S. dollar and bearing interest at LIBOR or its successor benchmark) are repaid in full; (ii) prohibitions on the transfer of IIA-funded know-how outside of Israel without prior IIA approval, which approval, if granted, may be conditioned on the payment of an increased redemption amount of up to three to six times the grant amounts received (depending on the timing of and circumstances surrounding the transfer), together with accrued interest; (iii) restrictions on the manufacture of IIA-funded products outside of Israel without prior IIA approval, which is generally subject to a similar increased payment obligation; (iv) ongoing reporting obligations to the IIA; and (v) the requirement to obtain IIA approval for any change of control of an IIA-funded company resulting in the holding by a non-Israeli person or entity of more than a specified ownership threshold, as referenced above. A failure to comply with the IIA Law could subject the Company to civil and criminal liability and could result in the imposition of additional restrictions on, or the loss of, IIA-funded intellectual property.

Employees

As of the date of this Report, the Company’s workforce is comprised of the following personnel:

●	BiomX Inc. (parent company): no employees as of the date of this Report. The Company’s directors, including its Chief Executive Officer and Chief Financial Officer, serve in non-employee capacities.

●	DFSL: 5 employees, including Dr. Yaacov Frucht, founder, who serves as the principal technical and operational leader, together with additional engineering, technical, and operations personnel.

●	Zorronet: 8 professionals, including software developers, AI engineers, and operations personnel. The Company has committed to retain key Zorronet personnel for a period of three years on no less favorable terms than those in effect at the time of the acquisition.

●	X Security & Defense: no employees as of the date of this Report, as X Security & Defense has not yet commenced commercial operations.

A significant portion of the Company’s key personnel in Israel are obligated to perform annual military reserve duty, which may be extended during periods of military conflict. None of the Company’s employees are represented by a labor union or are party to a collective bargaining agreement. The Company considers its employee relations to be good.

Properties

The Company’s principal executive office is located at 850 New Burton Road, Suite 201, Dover, DE 19904. The Company’s Israeli operations are conducted from facilities located in Israel. DFSL operates from facilities located in Israel, with the principal operating location to be confirmed by the Company. Zorronet is headquartered in Netanya, Israel. The Company’s former premises in Gaithersburg, Maryland, leased through APT, were terminated effective December 31, 2025. The Company believes its existing facilities are adequate for its current operations and planned near-term activities.

RISK FACTORS

An investment in the Company’s securities involves a high degree of risk. Due to the Company’s strategic business transition and the transactions described in this Report, certain risk factors included in the Annual Report may no longer be applicable, or may have evolved, and the risk factors set forth below address additional risks that are material to the Company’s current business, operations and strategy. In light of these developments, investors should refer to the disclosure in this Report for a current description of the Company’s risk factors.

Risks Related to Our Strategic Transformation

We have undergone a fundamental transformation of our business, management, and strategic direction, and there can be no assurance that our new strategy will be successful.

In the first quarter of 2026, we discontinued our legacy phage therapy programs, experienced the commencement of insolvency proceedings by our former Israeli operating subsidiary, replaced our entire management team and Board of Directors, and adopted a new strategy focused on building a diversified portfolio of advanced defense, security, and critical infrastructure technologies. We have limited operating history in the defense, security, and critical infrastructure markets, and our ability to execute our new strategy is unproven. Our new management team has not previously managed a defense technology company of this nature. There can be no assurance that our strategic pivot will result in successful acquisitions, revenue growth, or profitability, and the failure to execute our strategy could have a material adverse effect on our business, financial condition, and results of operations.

We have discontinued our legacy phage therapy programs and our former Israeli operating subsidiary has commenced insolvency proceedings. We have limited ongoing operations, and our ability to generate revenue and achieve profitability is uncertain.

In December 2025, we discontinued the development of BX004, our lead phage product candidate for the treatment of chronic pulmonary infections in cystic fibrosis patients, following an internal analysis and feedback from the Data Monitoring Committee. On December 16, 2025, BiomX Ltd., our former wholly-owned Israeli subsidiary that served as the core operational subsidiary of the Company and employed a significant portion of our workforce, filed for insolvency proceedings in Israel. As a result of these proceedings, we no longer control BiomX Ltd. and do not deem it as part of our assets. Adaptive Phage Therapeutics, LLC (“APT”), our wholly-owned subsidiary acquired in March 2024, terminated its lease for premises in Gaithersburg, Maryland effective December 31, 2025 and is being wound down, with limited non-dilutive grant relationships retained for APT’s legacy BX011 program. Other than the acquisitions described in this Report and the establishment of X Security & Defense, we have limited ongoing operations and no significant sources of revenue. Our ability to generate revenue and achieve profitability is dependent on the successful integration, operation, and growth of our recently acquired subsidiaries, and there can be no assurance that we will be able to achieve these objectives.

We have received a notice from NYSE American regarding non-compliance with continued listing standards. If we are unable to regain compliance, our Common Stock may be delisted.

On March 25, 2026, we received a notice from the staff of NYSE American indicating that we are not in compliance with certain continued listing standards relating to stockholders’ equity. We have submitted a compliance plan on April 24, 2026 and must regain compliance by September 25, 2027. There can be no assurance that our compliance plan will be accepted by NYSE American or that we will be able to regain compliance within the required timeframe. If our Common Stock is delisted from NYSE American, it could significantly impair the liquidity and market value of our securities, reduce the ability of our stockholders to purchase or sell shares, limit our ability to raise additional capital through public offerings, and adversely affect the perception of our Company among investors, customers, and business partners. Delisting could also trigger defaults or acceleration provisions under our outstanding convertible notes and other instruments, which could have a material adverse effect on our financial condition.

Our success depends on our ability to identify, acquire, and integrate defense and security technology companies, and there can be no assurance that we will be able to do so successfully.

Our strategy is predicated on the acquisition and development of companies with proven, deployable technology platforms in the defense, security, and critical infrastructure markets. The success of this strategy depends on our ability to identify suitable acquisition targets, negotiate favorable terms, obtain necessary regulatory approvals, and successfully integrate acquired businesses. The integration of acquired companies involves significant risks, including the potential loss of key personnel, disruption of ongoing business operations, failure to realize anticipated synergies, difficulties in coordinating geographically dispersed operations, and the diversion of management’s attention from other business activities. We may also face competition from larger, better-capitalized companies in identifying and acquiring attractive targets. If we are unable to successfully identify, acquire, and integrate defense and security technology companies, our ability to execute our strategic plan and achieve revenue growth will be materially and adversely affected.

We rely on global semiconductor, memory, and other component supply chains, and supply chain disruptions could materially and adversely affect our business.

The detection systems, AI software platforms, and other technologies developed and deployed by DFSL and Zorronet incorporate semiconductors, memory, optical components, sensors, and other electronic components, many of which are sourced from a limited number of suppliers and are subject to global supply chain dynamics. The semiconductor and memory industries have experienced significant supply constraints in recent years as a result of capacity limitations, geopolitical tensions, trade restrictions, natural disasters, and shifts in end-market demand. Continued or renewed shortages, extended lead times, or significant price increases for components could delay the delivery of our products to customers, increase our manufacturing costs, and reduce our gross margins. We may not be able to identify or qualify alternative sources of supply on a timely basis or on commercially reasonable terms, particularly for specialized or proprietary components. Any failure to obtain critical components could materially and adversely affect our ability to perform under existing customer contracts, secure new customer engagements, and execute our growth strategy.

We face significant competition from established defense contractors and specialized technology companies, many of which have substantially greater resources than we do.

The defense, security, and critical infrastructure markets in which DFSL, Zorronet, and X Security & Defense operate are highly competitive and characterized by rapid technological change, evolving customer requirements, and the presence of large, well-capitalized incumbents. In counter-drone and laser radar detection, DFSL competes with established defense contractors such as Rafael Advanced Defense Systems Ltd., Elbit Systems Ltd., L3Harris Technologies, Inc., Northrop Grumman Corporation, and RTX Corporation, as well as specialized counter-UAS companies. In AI-based surveillance and command-and-control software, Zorronet competes with both established defense systems integrators and emerging artificial intelligence software companies. Many of our competitors have substantially greater financial, technical, marketing, and personnel resources, longer operating histories, larger installed customer bases, and stronger relationships with defense prime contractors and government end users. Our competitors may develop technologies or products that are more effective, more reliable, or less expensive than those offered by our subsidiaries, which could render our offerings less competitive or obsolete. If we are unable to compete effectively, our ability to win new customer contracts, retain existing customers, and grow revenues could be materially and adversely affected.

Risks Related to the DFSL Acquisition

DFSL’s technology, while deployed in pilot and operational environments, has not been commercialized at scale, and there can be no assurance that DFSL will generate significant revenue.

DFSL’s LADAR-based detection systems have been deployed in pilot and operational environments, including transportation infrastructure and defense-related settings, with reported detection accuracy rates of up to approximately 99%. However, DFSL has not commercialized its technology at scale, and there can be no assurance that DFSL will be able to expand its deployments, secure new customers at meaningful volumes, or generate significant revenue. The defense and security markets are characterized by long sales cycles, complex procurement processes, and significant competition from established defense contractors with substantially greater resources. DFSL’s ability to achieve commercial success is dependent on its ability to demonstrate the superiority and reliability of its LADAR technology relative to competing detection methods, obtain necessary certifications and approvals for specific deployment environments, and develop the sales and support infrastructure necessary to serve a growing customer base.

The DFSL acquisition requires the approval of the Israel Innovation Authority, and there can be no assurance that such approval will be obtained or that conditions will not be imposed.

DFSL has previously received grants from the IIA for the development of its anti-drone technology. Under the IIA Law, the change of control of DFSL resulting from the DFSL SPA requires the approval of the IIA. There can be no assurance that such approval will be obtained, or that the IIA will not impose conditions that materially limit our ability to operate, transfer, or commercialize DFSL’s technology outside of Israel. Technologies developed with IIA funding are generally subject to restrictions on manufacturing, transfer, and licensing outside of Israel, and the IIA may require repayment of grants, payment of additional fees or royalties, or impose other conditions as a prerequisite to approving the change of control. If IIA approval is not obtained or is obtained subject to materially adverse conditions, our ability to realize the expected benefits of the DFSL acquisition could be significantly impaired.

DFSL’s business is dependent on Dr. Yaacov Frucht, its founder, and the loss of his services could have a material adverse effect on DFSL’s business.

Dr. Yaacov Frucht, the founder of DFSL and a former senior research leader at Rafael Advanced Defense Systems, is the principal technical and operational leader of DFSL and possesses critical knowledge of DFSL’s proprietary LADAR technology, including its design, development, and deployment. Dr. Frucht retains a 40% ownership interest in DFSL and continues to serve as the key person responsible for DFSL’s technology and customer relationships. The loss of Dr. Frucht’s services, whether due to death, disability, termination, or disagreement, could materially disrupt DFSL’s operations and impair our ability to develop, maintain, and commercialize DFSL’s technology. We do not maintain key person insurance on Dr. Frucht, and there can be no assurance that we would be able to identify and retain a suitable replacement with comparable expertise in defense-grade laser radar systems.

The issuance of shares upon conversion or exercise of the securities issued in the DFSL acquisition is subject to stockholder approval, and failure to obtain such approval could adversely affect our financial condition.

The shares of Common Stock issuable upon conversion of the $3,000,000 unsecured convertible promissory note and exercise of the pre-funded warrants for 923,000 shares and the five-year warrant for 3,692,000 shares issued to Mandragola in connection with the DFSL acquisition are subject to obtaining the approval of our stockholders as required by the applicable rules and regulations of NYSE American. We intend to use commercially reasonable efforts to obtain such approval within 120 days following the closing of the DFSL SPA. If stockholder approval is not obtained, we may be unable to settle our obligations under these instruments as contemplated, which could result in defaults, penalties, or the need to make cash payments in lieu of equity issuances, any of which could have a material adverse effect on our financial condition and liquidity. Additionally, the overhang of potentially dilutive securities may negatively affect the trading price of our Common Stock.

We acquired 60% of DFSL’s voting equity capital, and our ability to fully control DFSL’s operations is limited.

We acquired 60% of the issued and outstanding voting equity capital of DFSL on a fully diluted basis, with the remaining 40% held by Dr. Yaacov Frucht. Our ability to fully control DFSL’s operations is subject to the terms of the shareholders’ agreement among the Company, DFSL, and Dr. Frucht, and applicable Israeli law. As a minority shareholder, Dr. Frucht may have certain protective rights, including approval rights over material transactions, changes to DFSL’s business, or the disposition of DFSL’s assets. Disagreements between the Company and Dr. Frucht regarding the direction, management, or commercialization of DFSL’s business could disrupt operations, delay strategic initiatives, or result in costly disputes. There can be no assurance that we will be able to effectively manage our relationship with Dr. Frucht or exercise sufficient control over DFSL to realize the expected benefits of the acquisition.

Risks Related to the Zorronet Acquisition

Zorronet is an early-stage technology company with limited revenue history, and its revenue projections are subject to significant uncertainty.

Zorronet was incorporated in Israel in 2021 and is an early-stage technology company with a limited operating and revenue history. For fiscal year 2026, Zorronet management projects SaaS revenues of approximately NIS 1.2 million, co-development revenues of approximately NIS 2 million, and project-based revenues of approximately NIS 3.1 million. These projections are based on management’s current estimates and assumptions regarding the timing and scope of customer engagements, and are subject to significant uncertainty. There can be no assurance that Zorronet will achieve these revenue projections or that its business model will prove to be commercially viable at scale. If Zorronet fails to generate revenue in line with projections, the value of the acquisition could be significantly impaired, and we may not recover the consideration paid.

Zorronet’s business depends on a small number of key customer relationships, and the loss of any such relationship could materially harm its business.

A substantial portion of Zorronet’s current and projected revenues is derived from a limited number of key customer relationships, including active projects with Elbit Systems Ltd. and approximately three classified projects with Rafael Advanced Defense Systems. The Elbit engagement includes a NIS 500,000 pilot for AI-based camera analytics at an IDF base (received January 2026, expanded by an additional NIS 115,000 in February 2026). The loss of, or a significant reduction in business from, any of these key customers could have a material adverse effect on Zorronet’s revenues, financial condition, and business prospects. Defense prime contractors typically engage with multiple vendors and may reduce or terminate engagements with Zorronet at any time based on changing requirements, budget constraints, or a preference for alternative solutions. There can be no assurance that Zorronet will be able to maintain or expand these relationships or secure new customers to diversify its revenue base.

A portion of Zorronet’s activities involve classified defense projects, which may limit our ability to disclose or commercialize certain capabilities.

Approximately three of Zorronet’s active projects with Rafael Advanced Defense Systems are classified and subject to Israeli Ministry of Defense (“MOD”) regulations and security requirements. These requirements impose restrictions on our ability to publicly disclose the nature, scope, and results of these projects, which may limit our ability to use such projects as references for marketing purposes or to commercialize the underlying technologies in other markets. Classified projects also require compliance with stringent security protocols, including personnel security clearances, facility security requirements, and information handling procedures. Any failure to comply with MOD security requirements could result in the loss of existing contracts, disqualification from future classified work, and potential legal and regulatory penalties.

DFSL’s and Zorronet’s intellectual property protections may be inadequate to prevent competitors from replicating their respective technologies.

DFSL’s primary intellectual property consists of its proprietary LADAR detection technology, including hardware designs, signal processing algorithms, and AI-driven detection and classification methods, that DFSL has developed independently over more than three decades. DFSL relies on a combination of trade secret protections, confidentiality and invention assignment agreements with employees and consultants, contractual restrictions, and, where applicable, patent protection in Israel and other jurisdictions. Trade secret protections may be inadequate to prevent competitors from independently developing similar technologies, and there can be no assurance that DFSL’s confidentiality agreements will be enforceable or that employees, consultants, or contractors will not misappropriate DFSL’s proprietary information. In addition, DFSL’s ability to obtain or enforce patent protection for certain of its technologies may be limited by classification restrictions imposed by the Israeli Ministry of Defense and by Israeli defense export control laws.

Zorronet’s primary intellectual property consists of its proprietary AI software platform, including algorithms for pattern-of-life analysis, anomaly detection, dynamic scenario generation, and autonomous operational response. Zorronet does not currently hold any registered patents and relies primarily on trade secret protections, confidentiality agreements, and contractual restrictions to protect its intellectual property. Trade secret protections may be inadequate to prevent competitors from independently developing similar technologies, and there can be no assurance that Zorronet’s confidentiality agreements will be enforceable or that employees, consultants, or contractors will not misappropriate Zorronet’s proprietary information. The AI-powered surveillance and command-and-control software space is characterized by rapid technological advancement, and competitors with greater resources may develop superior solutions that render Zorronet’s technology obsolete or noncompetitive.

We depend on intellectual property, and our future success depends on our ability to protect our intellectual property and not infringe on the rights of others.

Our future success depends in significant part on our ability to obtain, maintain, and enforce meaningful intellectual property protection for the technologies developed by our operating subsidiaries, including DFSL’s LADAR detection systems and Zorronet’s AI-based surveillance and command-and-control software, and to operate our business without infringing the intellectual property rights of others. The intellectual property protections available to us, including patents, trade secrets, and contractual protections, may not provide adequate protection against unauthorized use of our technologies by competitors, and competitors may independently develop similar or superior technologies. The defense and security sectors present additional intellectual property challenges, including classification restrictions imposed by the Israeli Ministry of Defense, restrictions imposed by Israeli defense export control laws, and the difficulty of meeting patentability requirements for software and AI-based inventions. If we are unable to adequately protect our intellectual property, or if we inadvertently infringe on the intellectual property rights of third parties, our business, financial condition, and results of operations could be materially and adversely affected.

If we are unable to protect the confidentiality of our trade secrets and know-how, our proprietary information may be used by others to compete against us.

In addition to patents, our operating subsidiaries rely substantially on trade secrets, know-how, and other forms of unregistered intellectual property to protect technical and operational information that is not publicly disclosed, including proprietary algorithms, signal processing techniques, hardware designs, training data, manufacturing processes, customer information, and operational know-how. Trade secrets are inherently difficult to protect. Although our operating subsidiaries enter into confidentiality and invention assignment agreements with employees, consultants, contractors, and business partners, these agreements may be breached, may not provide for sufficient remedies, or may be unenforceable in certain jurisdictions. The departure of key personnel, particularly individuals with deep technical knowledge of DFSL’s LADAR technology or Zorronet’s AI software platform, could result in the loss or compromise of trade secrets even where confidentiality obligations remain in effect. If our trade secrets or know-how are misappropriated, disclosed without authorization, or independently developed by competitors, our competitive position could be materially and adversely affected, and we may have limited or no ability to recover damages or obtain injunctive relief.

Legal proceedings or third-party claims of intellectual property infringement, whether with or without merit, may require us to incur substantial costs and could prevent us from developing or commercializing our products.

The defense, security, and AI software industries are characterized by extensive intellectual property and frequent litigation regarding patents, trade secrets, and other intellectual property rights. Third parties may assert claims that our operating subsidiaries’ products, methods, technologies, or business activities infringe on their intellectual property rights, regardless of the merit of such claims. Defending against intellectual property litigation, even where the claims are ultimately determined to be without merit, can require substantial expenditures of time and money, divert the attention of management and technical personnel, and create uncertainty among customers and business partners. If we or our operating subsidiaries were to be found liable for intellectual property infringement, we could be subject to injunctions preventing the further development, manufacture, or commercialization of affected products, required to pay substantial damages or royalties, or required to obtain costly licenses, any of which could have a material adverse effect on our business, financial condition, and results of operations.

Zorronet has a small workforce, and its ability to grow is dependent on attracting and retaining qualified personnel in a competitive labor market.

Zorronet employs 8 professionals, including software developers, AI engineers, and operations personnel. The company’s ability to grow its business, expand its platform capabilities, and serve an increasing number of customers is dependent on its ability to attract and retain qualified technical personnel. The Israeli technology labor market is highly competitive, with significant demand for software developers and AI engineers from well-funded technology companies, defense contractors, and multinational corporations. Zorronet may be unable to compete effectively for talent against larger, better-resourced competitors, which could limit its growth prospects. While the Company has committed to retain key Zorronet personnel for a period of three years on no less favorable terms, there can be no assurance that key employees will remain with the company beyond the retention period or that the company will be able to replace departing personnel.

The Company has assumed a performance-based earnout obligation that could result in significant payment obligations.

In connection with the Zorronet acquisition, the Company assumed certain obligations to Zorronet’s founders, including a performance-based earnout payable by March 31, 2027, equal to the greater of 125% of Zorronet’s 2026 consolidated revenue or 8x its 2026 consolidated EBITDA. This obligation could result in significant cash outflows or other payment obligations that may exceed the near-term value realized from the acquisition. The earnout structure creates inherent tension between the Company’s interest in managing costs and the founders’ interest in maximizing the metrics upon which the earnout is calculated. Disputes regarding the calculation or payment of the earnout could result in litigation or damage the Company’s relationship with key Zorronet personnel during a critical integration period.

Risks Related to the Ongoing Conflict in Israel and Regional Instability

The ongoing “Swords of Iron” war and the broader military conflict in the Middle East have had, and may continue to have, a material adverse effect on our Israeli operations, supply chains, personnel, and ability to execute our business strategy.

Since October 7, 2023, Israel has been engaged in an ongoing multi-front military conflict, initially triggered by the Hamas attack on southern Israel and subsequently expanding to military operations against Hezbollah in Lebanon, Houthi forces in Yemen, Iranian-backed militias in Syria and Iraq, and direct hostilities with Iran, including a 12-day conflict in June 2025 that resulted in over a billion dollars in claimed property damage in Israel. The majority of our operations, employees, and subsidiaries are located in Israel. The security situation has created additional challenges, including reluctance by certain foreign counterparties to perform contractual obligations with Israeli entities during hostilities, various bans and limitations on trade and cooperation with Israel-related entities, and fluctuations in the value of the New Israeli Shekel. While ceasefire agreements have been reached on certain fronts, the security situation remains volatile, and the scope, duration, and ultimate consequences of the conflict remain highly uncertain.

Mandatory military reserve duty obligations have resulted in, and may continue to result in, significant personnel shortages that disrupt our operations, production schedules, and ability to fulfill contractual obligations.

Under Israeli law, Israeli citizens and permanent residents are subject to mandatory military reserve service obligations. Since the commencement of the “Swords of Iron” war, our need for employees, particularly in the fields of production and development, has increased in light of higher demand for defense products, while at the same time a significant number of our employees have been called up for military reserve duty, creating recurring personnel shortages. As a smaller reporting company with few employees, the impact of reserve duty call-ups on our operations may be disproportionately severe. Many of our key technical personnel, engineers, and production workers are of military reserve age and are subject to call-up with little or no advance notice, for unpredictable durations. During the initial phase of the conflict, Israeli companies in our sector experienced workforce reductions of up to 40% and operational suspensions lasting 60 days or more. If a material number of our employees are called for reserve duty simultaneously, or if key personnel are called during critical project delivery or acquisition integration periods, we may be unable to meet contractual deadlines, maintain production schedules, fulfill customer orders, or operate our businesses at required levels, any of which could result in breach of contract, loss of customer relationships, financial penalties, and material harm to our business, financial condition, and results of operations.

We do not carry war risk insurance for our Israeli operations, and losses arising from military conflict would be entirely unrecovered.

Standard commercial insurance policies maintained by our Israeli subsidiaries exclude losses arising from war, military action, terrorism, and related events. Specialized war risk insurance coverage for our Israeli operations is either unavailable or available only at costs that are prohibitively expensive relative to our current financial resources. Accordingly, we carry no insurance coverage for physical damage to our facilities, destruction of inventory or equipment, business interruption, or loss of key personnel resulting from missile strikes, drone attacks, or other military action. To date, none of our facilities have sustained physical damage from the conflict, but we cannot predict whether this will remain the case, particularly in the event of an escalation of hostilities with Iran or an expansion of the conflict to additional fronts. Any war-related losses would be borne entirely by us with no prospect of insurance recovery, which could materially impair our financial condition and ability to continue operations.

The conflict has resulted in limitations on exports to Israel, attacks on defense companies by anti-Israeli organizations, and reputational risks that may impair our ability to conduct international business.

The ongoing conflict has resulted in limitations imposed by certain countries on exports to Israel, restrictions on defense cooperation with Israeli entities, and expanding boycott, divestment, and sanctions (BDS) campaigns targeting Israeli companies and companies doing business with Israel. As a smaller company without the resources or global infrastructure of an established prime contractor, we are vulnerable to such disruptions. International customers, partners, and distributors may decline to do business with us or our Israeli subsidiaries due to political pressure, reputational concerns, or changes in their governments’ policies toward Israel. Our employees at Israeli subsidiaries may face increased pressure due to geopolitical considerations, potentially affecting our ability to attract and retain talent. Any of these developments could limit our addressable market, disrupt our supply chains, impair our revenue growth, and adversely affect our business, financial condition, and results of operations.

Israeli defense export control laws may restrict our ability to serve international customers.

Our Israeli subsidiaries are subject to Israeli defense export control laws and regulations administered by the Israeli Ministry of Defense (“MOD”). These regulations govern the export of defense-related technologies, products, and services from Israel and require the Company to obtain export licenses and approvals before selling or transferring certain technologies to international customers. The process of obtaining export licenses can be lengthy, unpredictable, and subject to political considerations, and there can be no assurance that required licenses will be granted or that conditions will not be imposed that limit the scope or commercial viability of proposed international transactions. The inability to export DFSL’s or Zorronet’s technologies to key international markets could materially limit our addressable market and our ability to grow revenues outside of Israel.

Exchange rate fluctuations may negatively affect our financial results.

A significant portion of our operating expenses, including salaries, rent, and local service costs, are denominated in New Israeli Shekels (“NIS”), while our reporting currency is the U.S. Dollar. Fluctuations in the exchange rate between the U.S. Dollar and the NIS may result in significant variations in our reported operating expenses and financial results from period to period. A weakening of the U.S. Dollar relative to the NIS would increase the Dollar-equivalent cost of our Israeli operations, which could adversely affect our financial condition and results of operations. We do not currently engage in currency hedging activities, and there can be no assurance that we will be able to effectively manage currency risk in the future.

Our operating subsidiaries are substantially dependent on government and prime defense contractor procurement channels, which are subject to budget cycles, program cancellations, and shifting strategic priorities outside of our control.

A substantial portion of the revenues and expected future revenues of DFSL and Zorronet is derived from sales to, or engagements with, government and military customers (including the Israel Defense Forces), public-sector infrastructure operators (including Israel Railways), and prime defense contractors (including Elbit Systems Ltd. and Rafael Advanced Defense Systems Ltd.). Government and prime contractor procurement activity is dependent on legislative and ministerial budget appropriations, defense spending priorities, and program funding decisions, each of which is subject to change without notice and is outside of our control. Government and prime contractor contracts may be modified, terminated for convenience, or descoped at any time and on short notice, and program cancellations or reductions could result in significant lost revenue and unrecovered investment. In addition, defense procurement is often subject to lengthy qualification, certification, and procurement cycles, which may delay our ability to recognize revenue. Any reduction in government or prime contractor defense spending, any shift in spending priorities away from the products and services offered by our subsidiaries, or any program cancellation or descope could have a material adverse effect on our business, financial condition, and results of operations.

Our ability to sell our products and services internationally is subject to extensive Israeli and U.S. defense export control laws and regulations, and our failure to obtain or maintain required export licenses could harm our business.

Our Israeli operating subsidiaries are subject to the Israeli Defense Export Control Law, 5767-2007 and the Defense Export Control Order, which require the Company to obtain marketing licenses and export licenses from the Defense Export Control Agency of the Israeli Ministry of Defense for the marketing or export of defense-related products, services, and technology to international customers. We are also subject to U.S. export control laws to the extent that any of our products, services, or technologies originate from, are routed through, or are otherwise subject to U.S. export control jurisdiction (including under the Export Administration Regulations and the International Traffic in Arms Regulations). The process of obtaining required export licenses can be time-consuming and uncertain, and licenses may be denied, restricted, or revoked at the discretion of the relevant licensing authorities, including in response to changes in foreign policy, geopolitical developments, or specific country- or end-user-related concerns. The loss, denial, or non-renewal of a required export license, or the imposition of additional licensing or compliance requirements, could materially limit our ability to serve international customers, result in lost revenue, expose the Company to civil or criminal penalties, and have a material adverse effect on our business.

Our success depends on our ability to recruit, retain, and motivate personnel with specialized defense, security, and engineering expertise, and the limited talent pool in our markets may make this increasingly difficult and costly.

Our business is dependent on the technical expertise of our research, development, engineering, and operational personnel, including DFSL’s LADAR sensing engineers, Zorronet’s software and AI engineering team, and other specialized personnel at the operating subsidiary level. The pool of qualified personnel with relevant defense and security experience, including personnel who hold or are eligible for required Israeli or international security clearances, is limited and highly competitive, particularly in light of the elevated demand for defense and security technology personnel arising from regional military conflict. Many of our key Israeli personnel are subject to mandatory military reserve duty, which may be extended during periods of military conflict and may disrupt our operations. The departure of key personnel, our inability to recruit and retain personnel with required expertise and clearances, or the unavailability of personnel due to military reserve obligations could materially adversely affect our ability to develop, deliver, and support our products and services on schedule, win new business, and execute our strategy.

Our products and services rely on artificial intelligence and machine-learning technologies, which are subject to evolving regulatory frameworks and to risks of model error, bias, and unintended outcomes, any of which could harm our business and reputation.

Zorronet’s AI-powered command-and-control and threat-detection platform, and DFSL’s AI-driven LADAR classification algorithms, rely on machine-learning models that are trained on, and continue to learn from, available data sets. Such models are subject to inherent risks of error, including false-positive and false-negative classifications, drift in model performance over time, and biased outcomes resulting from limitations in training data. In safety-critical and security-critical operating environments, errors in AI model outputs could result in serious harm to persons or property, in damage to customer assets or operations, or in failure to detect threats that the system is designed to detect, any of which could expose the Company to material liability, contractual remedies, reputational harm, and the loss of customer relationships. The legal and regulatory framework governing the development, deployment, and use of AI technologies, including in defense and security applications, is rapidly evolving in the United States, Israel, the European Union, and other jurisdictions, and may impose additional compliance, transparency, certification, and recordkeeping obligations on the Company. New or expanded AI regulation could increase our compliance costs, restrict our ability to deploy our products in particular markets or use cases, or expose the Company to enforcement actions or third-party claims, any of which could materially adversely affect our business.

We and our customers handle sensitive defense, security, and operational data, and a cyber-attack or other security incident affecting us, our products, or our customers could harm our business, expose us to liability, and damage our reputation.

By the nature of our defense, security, and critical-infrastructure activities, our products and services interact with sensitive customer data, classified or restricted information, and operational technology environments. Cyber-attacks targeting defense and security technology companies, their products, and their supply chains have increased in frequency and sophistication, and may include attacks by state-sponsored actors, organized criminal actors, and individuals targeting specific personnel through phishing or social engineering. A successful cyber-attack on our information technology systems, on our products as deployed in customer environments, or on our supply-chain or third-party service providers could result in unauthorized access to or disclosure of confidential or classified customer information, the disruption of customer operations, the compromise of safety-critical functions, or the manipulation or destruction of data. Any such incident could result in significant remediation and notification costs, regulatory inquiries, civil or criminal liability, contractual penalties, the loss of customer relationships, the loss of required customer or government certifications or clearances, and material harm to our reputation. Although we maintain information security programs and controls intended to address these risks, we cannot assure you that those programs and controls will prevent or detect all cyber-attacks or security incidents.

Risks Related to Our Securities

The exercise and conversion of outstanding securities will result in substantial dilution to existing stockholders.

A significant number of shares of Common Stock are issuable upon the exercise of outstanding warrants, conversion of convertible notes, and conversion of preferred stock. In connection with the DFSL acquisition alone, up to 923,000 shares are issuable upon exercise of pre-funded warrants, up to 3,692,000 shares are issuable upon exercise of the five-year warrant, and up to 250,000 shares are issuable upon conversion of the $3,000,000 convertible note (at $12.00 per share), in each case subject to stockholder approval. These issuances, together with shares issuable under the Company’s 2026 Equity Incentive Plan (up to 1,390,000 shares with an automatic annual increase), prior outstanding warrants, and other convertible instruments, could result in substantial dilution to existing stockholders. Such dilution may reduce the market price of our Common Stock and make it more difficult for us to raise additional capital through future equity offerings on favorable terms.

The market price of our Common Stock may be volatile and could decline significantly.

The market price of our Common Stock has been, and may continue to be, volatile, and could decline significantly. Factors that could cause volatility in our stock price include: the factors described elsewhere in these risk factors; our ability to raise additional capital and the terms on which such capital is raised; announcements of new acquisitions, partnerships, or strategic initiatives by us or our competitors; changes in financial estimates or recommendations by securities analysts; quarterly fluctuations in our results of operations; general market conditions and market conditions affecting the defense technology sector; changes in applicable laws, regulations, or government policies affecting our business; the trading volume of our Common Stock, which is limited; and sales of shares by significant stockholders, directors, or officers. The limited public float and trading volume of our Common Stock may amplify the effect of any selling pressure and may result in significant price fluctuations that do not reflect the underlying value of our business.

Our current management team has limited experience operating a U.S. public company in the defense technology sector.

Our current management team, while experienced in corporate strategy, M&A, and capital markets, has limited experience operating a U.S. public company in the defense technology sector. The defense technology industry involves complex regulatory requirements, specialized customer relationships, unique procurement processes, and significant compliance obligations, including those related to export controls, classified programs, and government contracting. In addition, as a U.S. public company listed on NYSE American, we are subject to extensive SEC reporting requirements, Sarbanes-Oxley Act compliance obligations, and NYSE American listing standards. The combination of defense industry complexity and public company compliance obligations may strain our management resources, and any failure to effectively manage these demands could adversely affect our ability to execute our strategic plan, maintain our stock exchange listing, and build credibility with investors, customers, and partners.

Anti-takeover provisions of our Certificate of Incorporation, as amended (“Certificate of Incorporation”), our Amended and Restated Bylaws (“Bylaws”) and Delaware law could make an acquisition of us, which may be beneficial to our stockholders, more difficult and may prevent attempts by our stockholders to replace or remove the current members of our board and management.

Certain provisions of our Certificate of Incorporation and Bylaws could discourage, delay or prevent a merger, acquisition or other change of control that stockholders may consider favorable, including transactions in which you might otherwise receive a premium for your shares. Furthermore, these provisions could prevent or frustrate attempts by our stockholders to replace or remove members of our board of directors. These provisions also could limit the price that investors might be willing to pay in the future for our securities, thereby depressing the market price of our securities. Stockholders who wish to participate in these transactions may not have the opportunity to do so. These provisions, include, among other things:

●	Our board of directors is divided into three classes, serving staggered three-year terms, such that not all members of the board will be elected at one time. This staggered board structure prevents stockholders from replacing the entire board at a single stockholders’ meeting;

●	Our board of directors has the right to elect directors to fill a vacancy created by the expansion of the board of directors or the resignation, death, or removal of a director, which prevents stockholders from being able to fill vacancies on our board of directors;

●	Our board of directors may issue, without stockholder approval, shares of preferred stock. The ability to authorize preferred stock makes it possible for our board of directors to issue preferred stock with voting or other rights or preferences that could impede the success of any attempt to acquire us;

●	Stockholders must provide advance notice to nominate individuals for election to the board of directors or to propose matters that can be acted upon at a stockholders’ meeting. Furthermore, stockholders may only remove a member of our board of directors for cause. These provisions may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect such acquirer’s own slate of directors or otherwise attempting to obtain control of our Company;

●	Special meetings may be called only by the Chief Executive Officer or by a resolution adopted by a majority of the board.

Corporate Governance

Our board of directors currently consists of four members. In accordance with the terms of Certificate of Incorporation and our Bylaws, the Board is divided into three classes, Class I, Class II and Class III, with members of each class serving staggered three-year terms. The members of the classes are divided as follows:

●	the Class I directors are Reuven Yeganeh and Guy Arieli, and their terms will expire at our 2027 annual meeting of stockholders;

●	the Class II director is Ran Shaked, and his term will expire at our 2028 annual meeting of stockholders; and

●	the Class III director is Liat Bidas, and her term will expire at our 2026 annual meeting of stockholders.

Upon the expiration of the term of a class of directors, directors in that class will be eligible to be elected for a new three-year term at the annual meeting of stockholders in the year in which their term expires.

Our Certificate of Incorporation and Bylaws provide that the authorized number of directors may be changed only by resolution of our board of directors. In addition, vacancies and newly created directorships may generally be filled only by a majority of the directors then in office (or the sole remaining director), and directors may be removed by stockholders only for cause.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 5, 2026	BIOMX INC.

	By:	/s/ Michael Oster
	Name:	Michael Oster
	Title:	Chief Executive Officer